                                                              EXHIBIT (e)(II)(2)

                       FORM OF SOLICITING DEALER AGREEMENT

                             NYLIFE DISTRIBUTORS LLC
                                  NYLIM Center
                              169 Lackawanna Avenue
                          Parsippany, New Jersey 07054

Ladies and Gentlemen:

We are the principal underwriter of the open-end investment companies sponsored, advised or administered by any affiliate of New York Life Investment Management LLC ("NYLIM," or series thereof, the "NYLIM Funds") and/or we have agreements with the principal underwriters of certain other open-end investment companies (or series thereof, the "Other Funds" and, together with the NYLIM Funds, the "Funds") as referenced on the attached "Fund Schedule." Also, we are the selling agent for municipal fund securities ("Plans") listed on the Fund Schedule, as such Fund Schedule may be amended from time to time by us. We hereby offer to sell shares of the Funds or Plans (collectively the "Shares") to you upon the following terms and conditions:

1. The terms of the offering of the Shares are more fully described in the current prospectus and statement of additional information for each Fund (together, the "Prospectus"), or the official statement for the Plans (together with the Prospectus, the "Offering Documents") receipt of which you hereby acknowledge. You agree to abide by the terms of the Offering Documents, and to the extent that Offering Documents contain provisions that are inconsistent with the terms of this Agreement the terms of the Offering Documents shall be controlling.

2. You hereby represent, warrant and covenant that you are, and shall remain, duly and validly organized, validly existing and in good standing under the laws of the state in which you are organized, with full and proper power and authority to enter into and perform the terms of this Agreement. You further covenant that the person signing on your behalf is properly authorized to execute this Agreement and that this Agreement constitutes a valid and binding contract between you and us enforceable in accordance with its terms.

3. You represent and confirm that you and your registered principals are not presently the subject of an action by any governmental, regulatory or judicial authority and agree to promptly notify us in the event of any such action. You also represent and warrant that for sales of Shares to the public you and your agents and employees are and will remain duly registered and licensed to offer and sell Shares in those jurisdictions in which you do so. You will not offer the Funds for sale in any state or other jurisdiction where they are not qualified for sale or exempt from qualification under the laws and regulations of such state or other jurisdiction. You further covenant that you will promptly notify us of any change in your or your agents' or employees' registered or licensed status in any jurisdiction in which you or your agents or employees have been offering or selling Shares.

4. You represent, warrant and covenant that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that you are exempt from such registration, and that you are a member of the National Association of Securities Dealers, Inc. (the "NASD"), or that you are exempt from NASD membership, and, to the extent that you sell our municipal security products, that you are a dealer registered with the Municipal Securities Rulemaking Board ("MSRB"), or that you are exempt from MSRB registration. You agree that you will immediately advise us of any termination or suspension of your broker-dealer registration or NASD membership or MSRB registration or your exemption therefrom.

5. (a) You agree to abide by the NASD's Conduct Rules, MSRB's Rules (where applicable), as well as all applicable state and federal laws and rules and regulations of authorized regulatory agencies thereunder, including all compensation disclosure obligations imposed on you pursuant to NASD Rule 2830 and Rule 10b-10 under the Exchange Act. You agree not to offer or sell any Shares except under circumstances that will result in compliance with such laws, rules and regulations, including a review by you of the product's suitability for the customer, including the suitability of the class of Share sold, and compliance with any requirements regarding delivery of Offering Documents, periodic reports, proxy solicitation materials and other Fund documents to your customers investing in the relevant Funds or Plans. You specifically agree not to permit any late trading or abusive short-term trading in the Funds and agree to cooperate with the Funds in identifying and restricting market timers. You agree to make sales of Shares only to purchasers within the United States.

         (b) You understand that the Funds are generally offered in more than one class of Shares in accordance with each Fund's Prospectus. You agree that you are responsible for determining whether a Fund is suitable for your client and also for determining which class of that Fund's Shares is suitable for your client.

         (c) You understand and agree that, pursuant to Rule 12b-1(h) under the Investment Company Act of 1940, as amended (the "1940 Act"), the Funds will not compensate you for any promotion or sale of Shares by directing to you (i) any portfolio securities transactions of the Funds or (ii) any remuneration received from the Funds' portfolio transactions effected through any other broker-dealer.

6. You hereby represent that you are a member in good standing of the Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") System of the SCC Division of the National Securities Clearing Corporation (the "NSCC"), authorized to utilize the Fund/SERV service in accordance with the NSCC's Rules and Regulations.

7. It is understood that nothing in this Agreement shall be construed to establish a joint venture between us or establish either of us as an agent, partner, or employee of the other, nor shall anything in this Agreement be construed to establish you or any Fund or Plan as an agent, partner or employee of the other. It is understood that you have no authority to act as an agent for us or the Funds, or the Plans, except as limited agent for the purpose of accepting orders from you customers. You agree that all purchases of Shares from us shall be made only to cover orders already received by you or for your own bona fide investment. You agree that you will not withhold placing customers' orders for Shares so as to profit yourself as a result of such withholding. We are not endorsing, recommending or otherwise involved in any of your investment products involving the Funds or the Plans, including any Fee-Based Program (as may be defined in the Fund Schedule).

8. You authorize and instruct us, the Funds, the Plans, and our affiliates to accept, rely upon and carry out instructions received from you or your affiliates with respect to any purchase, redemption, exchange or other matter in connection with your customers' Fund or Plan accounts. All orders for purchases of Shares received from you and accepted by us will be at the public offering price applicable to each order, as established by the relevant Offering Documents. All orders for the purchase and exchange of Shares accepted by you prior to the close of the New York Stock Exchange ("NYSE") (usually 4:00 p.m., Eastern time) must be transmitted prior to the close of the NYSE. To the extent that you transmit orders after the close of the NYSE for processing at that day's net asset value, you represent and warrant that any such order will (a) have been placed by your customer prior to the close of the NYSE or (b) be necessary to correct your error in processing a customer trade properly placed prior to the close of the NYSE. All orders are subject to acceptance by us in our sole discretion, and purchases become effective only upon confirmation. The procedures relating to the handling of orders shall be subject to instructions which we shall advise you from time to time. We will not accept from you any conditional orders for the purchase, sale or redemption of Shares, and you agree that prior to execution of an application for a purchase of Shares by a discretionary account, you will obtain (a) the prior written approval of the purchaser, and (b) a record of the date on which this discretion was granted.

9. (a) You agree that you will not purchase, as principal, any Shares from others at a price lower than the redemption price next quoted by us as agent for the Funds or by the Plans following receipt of the request for redemption. Nothing in this Agreement, however, shall prevent you from selling Shares for the account of a record owner to us or the issuer at the redemption price next quoted by us as agent for the Funds or the Plans and charging the record owner a fair commission for handling the transaction or reasonable fees to customers participating in a Fee-Based Program.

         (b) You agree to provide to the Funds, promptly upon request, the taxpayer identification number of all holders of Shares ("Shareholders") that purchased, redeemed, transferred, or exchanged shares held through an account with you, and the amount and dates of such Shareholder purchases, redemptions, transfers, and exchanges.

         (c) You agree to execute any instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Funds as having engaged in transactions of Shares (directly or indirectly through your account) that violate the policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the Shares.

10. (a) In the case of any Fund shares sold with a front-end sales load, customers may be entitled to a reduction in sales load on purchases made from a Fund which utilizes a letter of intent ("Letter of Intent") in accordance with such Fund's Prospectus. In such case, our dealer reallowance will be paid based upon the reduced sales load, but adjustment to a higher dealer reallowance will be made in accordance with the Prospectus of the applicable Fund to reflect the investor's actual purchases if he should fail to fulfill his Letter of Intent.

         (b) Subject to and in accordance with the terms of the Prospectus of each Fund sold with a front-end sales load, a reduced sales load may be applicable with respect to customer accounts through a right of accumulation under which customers are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value of the customer's combined holdings of the shares of such Fund and of any other open-end registered investment companies as may be permitted by the applicable Fund Prospectus. You agree to calculate the applicable front-end sales load charged in connection with the sale of the Funds' shares in accordance with those rights of accumulation. In such case, we agree to furnish to you if orders are made by wire, or to the transfer agent as such term is defined in the Prospectus of each Fund (the "Transfer Agent") if orders are made by mail, sufficient information to permit your confirmation of qualification for a reduced sales load; acceptance of the purchase order is subject to such confirmation.

         (c) With respect to Fund shares sold with a front-end sales load, we agree to advise you promptly at your request as to amounts of any and all sales by us qualifying for a reduced sales load.

11. Payment for Shares ordered from us must be received by us within three business days after our acceptance of your order, or within such shorter time as is prescribed by the applicable Prospectus or federal securities laws. If payment for the Shares is not so received by us, we reserve the right, without notice, to cancel the sale without any responsibility or liability on our part or on the part of the Funds or Plans, at our option, to sell the Shares ordered back to the relevant Fund(s) or Plan(s) (in either case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid, including, if applicable, your failure to make payment in accordance with the NSCC's Rules and Regulations and any agreements thereunder).

12. You agree that if any Shares sold to you by us under the terms of this Agreement are tendered for redemption within seven business days after the date of confirmation of the original purchase by you, you shall forfeit your right to any compensation received by or allowed to you on the sale of such Shares hereunder. We agree to notify you of any such redemption within ten business days, and you agree to forthwith refund to us the full discount or other compensation received by or allowed to you.

13. You will be compensated in accordance with the attached "Fund Schedule" which, anything herein to the contrary notwithstanding, is subject to change by us at any time and from time to time, but no such changes shall affect amounts payable to you on orders accepted by us prior to any such changes. Service Fees or Distribution Fees (as indicated on the Fund Schedule) will be paid quarterly at the applicable annual rate indicated on the Fund Schedule and will be based on the average daily net asset value of your customers' Shares held during the quarter. Amounts of less than $25 will not be paid. In addition, you will not be paid any purchase commissions on purchases resulting from the reinvestment of dividends or distributions or any compensation on purchases of Shares of any money market Fund.

14. Neither you nor any other person, including any person associated with you, is authorized or permitted to give any information nor to make any representations concerning the Shares or the Funds other than those contained in the applicable Offering Documents or any advertising material or sales literature supplied or approved by us. You agree that you will rely solely on the representations contained in the Offering Documents and aforementioned advertising material or sales literature when purchasing Shares from us. Any supplemental sales literature, if distributed, must be preceded or accompanied by the relevant Offering Documents currently in effect. Advertisements and sales literature provided by us that are designated as being for broker-dealer use only may not be disseminated to the public. You further agree that you will not disseminate or publish any advertising material or sales literature relating to your solicitation of purchases of Shares (a) which has not been approved in writing in advance by us and (b) the form of which has not been submitted to the NASD.

15. You will (a) provide us with reasonable access to your offices and representatives and mutual fund and, if applicable, Fee-Based Program sales support personnel and their meetings, including conference calls, national and regional sales conferences and training programs on a regular basis; and (b) include descriptions of the Funds and Plans in internal sales materials and any electronic information displays; provided, that you will not disseminate or publish any advertising material or sales literature (including electronic media) relating to your solicitation of purchases of Shares other than in accordance with this Agreement.

16. We agree that additional copies of Offering Documents, periodic reports, proxy solicitation materials, advertising material, sales literature, and application forms for the purchase of Shares and other Fund or Plan documents will be supplied by us to you in reasonable quantities upon request.

17. You agree that the Funds and Plans shall have no liability or responsibility to you regarding (a) any printed information furnished by us to you other than the Offering Documents, periodic reports and proxy solicitation materials, and (b) qualifying the Shares for sale in the various states.

18. You agree not to use the words "Eclipse"; "MacKay Shields"; "MainStay"; "New York Life"; "NYLIFE"; "NYLIM"; or the names of their affiliates, or any combination thereof, or to make any other references to a Fund, its adviser or principal underwriter, or a Plan whether in writing, by radio or television, or through any other advertising media, without our prior written approval.

19. You agree that we shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering of Shares, and we reserve the right, in our discretion, to suspend sales or withdraw the offering of Shares entirely without prior notice to you. We shall be under no liability to you except for lack of good faith in performing our obligations expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act of 1933, as amended (the "Securities Act"), and no obligations on our part shall be implied or inferred from this Agreement.

20. (a) You shall reimburse, indemnify and hold harmless us, our directors, officers, employees, agents and affiliates for any direct or indirect liability, loss, actual and compensatory damages, and expense (including reasonable attorneys' fees and costs) arising directly or indirectly out of: (i) the acts or omissions of you or your registered agents or employees, including the unauthorized use of advertising materials or sales literature, misrepresentations or omissions, unlawful sales practices, failure to supervise or violation of any applicable laws, rules and regulations, including, but not limited to, those of the SEC, NASD, the MSRB, and the NSCC; (ii) any breach of the representations, warranties, conditions or other provisions of this Agreement; (iii) claims by your agents or employees for any type of remuneration or compensation; (iv) the payment of redemption proceeds for your customers' Shares; (v) any claims in connection with your failure to comply with the forward pricing requirements of Rule 22c-1 under the Investment Company Act of 1940, as amended ("1940 Act"); and
         (vi) any claims in connection with late trading or market timing transactions effected through you on an other than fully-disclosed basis. This right of indemnification will survive the termination of this Agreement.

         (b) We shall reimburse, indemnify and hold harmless you, your directors, officers, employees, agents and affiliates for any direct or indirect liability, loss, actual and compensatory damages, and expense (including reasonable attorneys' fees and costs) arising directly or indirectly out of: (i) the acts or omissions of us or our registered agents or employees, including violation of any applicable laws, rules and regulations, including, but not limited to, those of the SEC, NASD, the MSRB, and the NSCC; (ii) any breach of the representations, warranties, conditions or other provisions of this Agreement; or (iii) any untrue statement of a material fact contained in any Fund's registration statement or any offering documents, or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. This right of indemnification will survive the termination of this Agreement.

         (c) Each party hereto agrees to notify the other party within a reasonable time of any claims which might involve liability on the part of the other party.

21. The Fund Schedule is incorporated by reference into and made a part of this Agreement. We agree that this Agreement shall be governed by and construed in accordance with the laws of the state of New York and that all disputes among the parties to this Agreement shall be submitted to arbitration in accordance with the NASD's Code of Arbitration Procedure or successor thereto in effect at the time. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

22. You and we agree that during the term of this Agreement a party to this Agreement ("Receiving Party") may receive or have been given access to certain confidential or proprietary information and/or intellectual property or may have or be given access to such information and/or property of the other party ("Disclosing Party") (collectively, "Confidential Information"). Confidential Information shall mean any and all information, in whatever form or media, including without limitation business and marketing plans, financial records and customer information, unless such information is or becomes publicly available. Receiving Party will not use Confidential Information other than for the purposes of this Agreement and agrees that it will not, without prior written consent of Disclosing Party, disclose Confidential Information to any party other than its employees, directors and officers as necessary to perform this Agreement. Receiving Party shall use best efforts to secure Confidential Information to maintain its confidentiality and integrity and shall cause its employees, officers and directors to whom Confidential Information is disclosed to be informed of and agree to be bound by this provision and any privacy and security guidelines provided by Disclosing Party. If Receiving Party is requested by a court, administrative agency or governmental body to disclose Confidential Information, Receiving Party will promptly notify Disclosing Party in writing (unless Receiving Party reasonably believes that notification is prohibited by the request) so that Disclosing Party may seek an appropriate protective order or waive in writing Receiving Party's compliance with the provisions of this Agreement. Receiving Party understands and acknowledges that Disclosing Party may sustain irreparable harm as a result of disclosure of Confidential Information. Accordingly, in the event of a breach or threatened breach of this provision, Disclosing Party shall be entitled to preliminary and permanent injunctive relief to preserve its rights hereunder, in addition to any other available action or remedy. Each party or its duly authorized agent will have the right under this Agreement to perform on-site audits of records, accounts and procedures directly pertaining to this Agreement at such party's facilities in accordance with reasonable procedures and at reasonable frequencies. Upon the earlier of (a) a request of Disclosing Party or (b) the termination of this Agreement, Receiving Party will return all Confidential Information disclosed to it, in whatever form or media, retaining no copies other than as necessary for it to comply with applicable law.

23. Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under
         Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

24. This Agreement may only be amended or waived by a writing signed by both parties. Notwithstanding the foregoing, we reserve the right to amend this Agreement and the Fund Schedule at any time, and you agree that your submission of an order to purchase Shares after written notice of any such amendment has been sent to you shall constitute your agreement to such amendment. This Agreement shall not be assigned by you without our written consent.

25. Notices to be given shall be addressed as follows, unless the party to whom notice is to be given has specified an alternative means of notification: (a) if to us, to the address specified above, Attention:
         President, with a copy to Marguerite Morrison, Esq. at the same address; and (b) if to you, to the address filled in by you below.

26. Notwithstanding Section 27 below, you agree that if your compensation pursuant to this Agreement is subject (as indicated on the Fund Schedule) to a plan adopted pursuant to Rule 12b-1 (the "Rule 12b-1 Plan") under the 1940 Act, that this Agreement: (a) will only renew each year so long as such renewal is approved by a vote of the governing board of each Fund (including a majority of the "non-interested" board members (as defined in the 1940 Act) who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan or this Agreement ("Independent Board Members"), (b) may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Board Members, (c) may be terminated by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on not move than 60 days' written notice, and
         (d) will automatically terminate upon its assignment. Furthermore, you understand that the Funds' governing boards will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, you will furnish such information as we or they may reasonably request.

27. You represent and warrant that you have adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of applicable United States anti-money laundering laws and regulations and those in your home country jurisdiction. You will at all times during your relationship with us strictly adhere to your anti-money laundering policies, procedures and controls. You agree to cooperate with us to satisfy our anti-money laundering due diligence policies, which may include annual anti-money laundering compliance certifications, periodic anti-money laundering due diligence reviews and/or other requests deemed necessary to ensure your compliance with the anti-money laundering regulations.

28. The terms of this Agreement shall continue in force until terminated by a party upon 30 days' written notice to the other party.
         Notwithstanding the foregoing, we shall have the right to terminate this Agreement, without prior notice to you, if:

         (a) you or any of your registered principals become the subject of any investigation or disciplinary action by any governmental, regulatory or judicial authority that has resulted, or for which it appears reasonably likely will result, in the loss or suspension of any registration, membership or license referred to in this Agreement;

         (b) your ability to perform your obligations under this Agreement have become or are reasonably likely to become impaired; or

         (c) you otherwise breach any of the representations and warranties set forth in this Agreement. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except those contained in Sections 11, 18, 19, 20, and 22.

                                      NYLIFE DISTRIBUTORS LLC


                                      By:
                                         --------------------------------------
                                          Title

                                         --------------------------------------
                                          Date



                                      ACCEPTED:


                                      -----------------------------------------
                                       Firm Name


                                      -----------------------------------------
                                       Address


                                      -----------------------------------------


                                      -----------------------------------------

                                      By:
                                         --------------------------------------
                                          Title

                                      -----------------------------------------
                                       Date

                                                                   FUND SCHEDULE

The terms of this Agreement shall apply to all series and classes of The MainStay Funds, Eclipse Funds Inc. and Eclipse Funds (the latter two doing business as MainStay(R)) (the "Funds"). Compensation for the sale and/or servicing of such shares shall be in accordance with the terms of the current prospectus and the following table:

              DEALER REALLOWANCE                                                 FINDER'S FEE ON INITIAL PURCHASES OF
CLASS           ON PURCHASES(1)                     DISTRIBUTION FEES(2)                    $1,000,000 OR MORE
-----         -----------------------               --------------------         ------------------------------------
A             As provided in current                 0.25% per annum             1.00% on portion of sale from
              prospectus/statement of                                            $1,000,000  to $2,999,999
              additional information

                                                                                 0.50% on portion of sale from
                                                                                 $3,000,000 to $4,999,999

                                                                                 0.04% on portion of sale of
                                                                                 $5,000,000 or more

B             4.00% of aggregate                     0.25% per annum             N/A
              net asset value

C             1.00% of aggregate                     1.00% per annum             N/A
              net asset value

R2            N/A                                    0.25% per annum             N/A

R3            N/A                                    0.50% per annum*            N/A


*Includes 0.25% distribution fee and 0.25% service fee.

Notwithstanding the foregoing, for sales through Fee-Based Programs:

         You will sell Class I shares or Class A shares of the Funds at net asset value (without a sales charge) in a fee-based program made available to your customers (the "Fee-Based Program").

         If Class A shares, you will be paid Distribution Fees at a rate of 0.25% per annum, subject to continued effectiveness of the Fund's Rule 12b-1 Plan.

         No fees will be paid on Class I shares.


----------

(1) Initial purchases of less than $1,000,000 or subsequent purchases in an account with a balance less than $1,000,000.

(2) After commissionable sales reach an aggregate amount of $250,000 and are held in a shareholder's account for one year or more. Payment is subject to continued effectiveness of the Fund's Rule 12b-1 Plan.

                                                                   FUND SCHEDULE



                            MUNICIPAL FUND SECURITIES

                               NEW MEXICO 529 PLAN


CLASS                 PURCHASE COMMISSIONS(3)                    SERVICE FEES(4)
----            -----------------------------------              ---------------
  A                  Investment          Commission                   0.25%
                     < $50,000              4.75%
                  $50,000 - 99,999          4.25%
                $100,000 -- 199,999         3.25%
                $200,000 -- 299,999         3.00%

  B                            4.0%                                   0.25%

  C                            1.0%                                   0.50%


----------

(3) Purchase commissions shall be computed and paid on a monthly basis in arrears by the New Mexico Plan's Administrator.


(4) Service fees (i.e. "Trail" commissions) will be paid on a monthly basis in arrears on participant account balances. Service fees will be paid on participant account balances provided that payment of such service fees shall commence one (1) year after each contribution is made and shall continue until the participant redeems that contribution. Service fees will be calculated and paid by the New Mexico Plan's Administrator.

                                                                   FUND SCHEDULE

                          COMPENSATION FOR SERVICES TO
                                RETIREMENT PLANS

For the services provided by you with respect to certain open-end investment companies (the "Funds") offered to your defined contribution and defined benefit plan clients in a New York Life 401(k) Complete, DB Complete, or similar NYLIM program (each, a "Plan"), pursuant to the attached Agreement, we will pay you a fee, payable monthly, based on the average daily net assets of the Funds held in a Plan. The aggregate fee rate with respect to each Plan will typically range from 0.10% to 0.60%; the specific fee rates for each Plan being agreed to by you and us from time to time in writing, substantially in the form attached as
Exhibit 1 hereto, based on the specific nature and scope of services that you provide in connection with that Plan.

                                                                       EXHIBIT 1

                  FINANCIAL ADVISOR COMPENSATION SIGN OFF FORM

Plan Name:
                                                      --------------------------------------------------------

Name of Financial Advisor(s):
                                                      --------------------------------------------------------

Representative Number(s):
                                                      --------------------------------------------------------

Firm Name:
                                                      --------------------------------------------------------

Branch Name:
                                                      --------------------------------------------------------

Branch Number:
                                                      --------------------------------------------------------

Branch Address:
                                                      --------------------------------------------------------

Broker/Dealer:
                                                      --------------------------------------------------------

Broker/Dealer Address:
                                                      --------------------------------------------------------

Telephone Number:
                                                      --------------------------------------------------------

Fax Number:
                                                      --------------------------------------------------------

Financial Advisor Email Address:
                                                      --------------------------------------------------------

Office/Branch Manager:
                                                      --------------------------------------------------------

Initial Compensation:
(applies to initial asset transfer and
all contributions to the plan -- paid monthly)
                                                      --------------------------------------------------------

Ongoing Compensation level:
(applies to investments held 13 months or
longer -- paid quarterly)
                                                      --------------------------------------------------------

Other compensation terms:
                                                      --------------------------------------------------------

         Please note, the Initial Compensation and Ongoing Compensation levels outlined above apply to the pricing and investment mapping scenario presented in the accompanying Fee Estimate and Investment Supplement documents. Variations from this scenario may impact those compensation levels.

You agree to make prior disclosure to the appropriate Plan fiduciary of the foregoing compensation terms.

Please acknowledge your agreement with the terms outlined above by authorized signature below. Also please fax a signed copy of this document to (781) 619-2390 at your earliest convenience. The compensation terms described above shall become effective and shall be incorporated into the selling agreement between our firms upon our acceptance of this form fully executed by you or upon such later date as we and you may mutually agree.


---------------------------               --------------------------------
Financial Advisor Signature               Office/Branch Manager Signature


----------------                          ----------------
Date                                            Date